Exhibit 5.1

May 17, 2005

Firearms Training Systems, Inc.

7340 McGinnis Ferry Road

Suwanee, Georgia 30174

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Firearms Training Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), covering an additional 5,010,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $.000006 per share (the “Common Stock”), which may be issued pursuant to the Firearms Training Systems, Inc. Stock Option Plan (the “Plan”) and such additional shares as may be issued pursuant to the anti-dilution provisions of the Plan.

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

(i) the Registration Statement on Form S-8 (File No. 333-22349) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Original Registration Statement”), and related prospectuses;

(ii) the Registration Statement;

(iii) the certificate of incorporation of the Company, certified as of May 4, 2005 by the Secretary of State of Delaware, and the bylaws of the Company as presently in effect as certified by the Secretary of the Company as of the date hereof (collectively, the “Charter Documents”);

(iv) a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of the Company under the laws of the State of Delaware as of May 17, 2005 (the “Good Standing Certificate”);

(v) the specimen stock certificate representing the Shares;

(vi) resolutions adopted by the Company’s board of directors on September 17, 1996 and October 16, 2000, certified by the Secretary of the Company, authorizing and adopting the Plan and approving the amendment to the Plan to increase the number of shares available for issuance thereunder to which the Shares relate; and

(vii) the Plan, and the forms of stock option agreements under the Plan.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed: (i) the genuineness of all signatures on all documents submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, corporate records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (iv) the legal capacity of all individuals executing documents; and (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct and that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate. As to all questions of fact material to this opinion we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this letter. We have been engaged by the Company only in connection with specified matters, and do not represent the Company with respect to all legal matters or issues. The Company employs other independent counsel and handles certain legal matters and issues without the assistance of independent counsel.

Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the 5,010,000 Shares covered by said Registration Statement, when purchased and issued as described in the Original Registration Statement and in accordance with the terms of the Plan (including the receipt of the full purchase price therefor), will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Georgia, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of (i) the State of Georgia and (ii) the General Corporation Law of the State of Delaware. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion is rendered solely to you in connection with the issuance and delivery of the Shares. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP